EXHIBIT 23.01





INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by  reference  in the  following  registration statements of our report dated February 25, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002, [b] derivative instruments and hedging activities in 2001, and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2003.


Form S-3 Registration No.                             Form S-8 Registration Nos.
-------------------------                             --------------------------
      333-108067                                             333-105707
                                                             333-049170
                                                             333-105706
                                                             333-034092
                                                             033-080665
                                                             333-012563



Deloitte & Touche LLP
Hartford, Connecticut
February 25, 2004



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